UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  X .

Filed by a party other than the Registrant      .

Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

 X .

Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Section 240.14a -11(c) or Section 240.14a -12

PARKS! AMERICA, INC.

(Name of Registrant as Specified In Its Charter)

____________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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No fee required

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

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(5)

Total fee paid:

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid:

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(2)

Form, Schedule or Registration Statement No.:

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(3)

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(4)

Date Filed:   August 20, 2010

PARKS! AMERICA, INC.

NOTICE OF SHAREHOLDERS MEETING OF SHAREHOLDERS

TO BE HELD AT:

August 20, 2010

Dear Shareholder:

You are invited to a Meeting of the Shareholders (the “Shareholders Meeting”) of Parks! America, Inc. (the “Company”).  The Company will hold its Shareholders Meeting at the executive offices of the Company located at 124 Jumble Drive, Strafford, MO 65757, at 10:00 A.M. Central Time on October 19, 2010 for the following purposes:

1.

To elect seven directors to serve until the next Shareholders Meeting or until their respective successors are elected or appointed;

2.

To ratify the appointment of Silberstein Ungar, PPLC CPAs as the independent auditors of the Company for the financial year ending December 26, 2010;

3.

To transact such other business as may properly come before the Meeting, or any adjournment or postponement thereof.

The Board of Directors has fixed August 23, 2010, as the Record Date (the “Record Date”) for determining the Shareholders entitled to receive notice of, and to vote at, the  Shareholders Meeting or any adjournment or postponement thereof. Only Shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Meeting.

All Shareholders are invited to attend the Shareholders Meeting in person.  However, even if you expect to be present at the meeting, you are requested to mark, sign, date, and return the enclosed proxy card as promptly as possible in the envelope provided to ensure your representation.  All proxies must be received by the Company not less than forty-eight (48) hours, excluding Saturdays, Sundays, and holidays, prior to the time of the Meeting in order to be counted.  Shareholders of record attending the Shareholders Meeting may vote in person even if they have previously voted by proxy.

We have enclosed the Company’s Proxy Statement and Information Circular in connection with the Shareholders Meeting.  If you have any questions concerning this Proxy Statement and Information Circular or need help in voting your shares, please contact:

Mr. Dale Van Voorhis

Parks! America, Inc.

1300 Oak Grove Road

Pine Mountain, Georgia 31822

(706) 663-8744

e-mail: dwvanvoo@gmail.com

Copies of the Company’s annual, quarterly and periodic reports are available at the website maintained by the Securities and Exchange Commission at http://www.sec.gov/edgar/searchedgar/companysearch.html. The Company’s financial statements for the six months ended June 27, 2010 (unaudited) and the year ended December 27, 2009 (audited) are included with this Proxy Statement and Information Circular.

Dated this 20th day of August

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Tristan Pico

Tristan Pico, President

LETTER FROM THE CHAIRMAN

Dear Fellow Shareholders,

We at Parks! America, Inc. are excited to have our first shareholders’ meeting since becoming an active company in December, 2003.  For some of you, this will be the first communication you have received from us.  The Company was originally incorporated in 1954 as “Painted Desert Uranium & Oil Co., Inc.” and later changed its name to “Royal Pacific Resources, Inc.”  Our current business was merged into the corporation in 2003 after the corporation had been dormant for a period of time.

Our two animal parks have maintained themselves well during the recent recession, not only because of the improvements and marketing, but because we provide a less expensive form of family entertainment than larger attraction venues.  Our park in Georgia continues to be our “cash cow.”  In fact, since we purchased it in June of 2005, attendance has increased substantially along with per capita spending in our food and gift shop operations. Our Missouri park was purchased in March, 2008 and was in poor condition at the time we acquired it.  We are making improvements to the Missouri park and we believe it is on track to become profitable in 2011.

In March, 2009 many strategic moves were accomplished, including the elimination of our corporate offices in California and consolidation of our headquarters at the Pine Mt., Georgia park. At that time, we installed a new set of officers at lower salaries.  Cost savings from changing auditors and law firms have contributed to additional savings.

As you will note, the meeting is being held at our Missouri park in Strafford, MO, which we believe will benefit our shareholder base which is more focused in the western part of the Country.

Your management team encourages you to return the enclosed proxy forms and to be part of this shareholders meeting

COME VISIT THE ANIMALS!

/s/ Dale Van Voorhis

Dale Van Voorhis

Chairman and COO

PARKS! AMERICA, INC.

PROXY STATEMENT AND INFORMATION CIRCULAR

MEETING OF SHAREHOLDERS

TO BE HELD ON October 19, 2010

GENERAL

The enclosed proxy is solicited by the Board of Directors of Parks! America, Inc. (the "Company" or “Parks America”), for use at the Shareholders  Meeting (the “Meeting”) of the Company to be held at the Company’s executive offices located at 124 Jumble Drive, Strafford, MO 65757 at 10:00 A.M., Central Time on October 19, 2010, and at any adjournment or postponement thereof.

This Proxy Statement and the accompanying proxy card are being mailed to our Shareholders on or about August 23, 2010.

The cost of solicitation will be borne by the Company.  The solicitation will be made primarily by mail.  Proxies may also be solicited personally or by telephone by certain of the Company’s directors, officers and regular employees, who will not receive additional compensation therefore.  In addition, the Company will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding solicitation materials to beneficial owners.  The total cost of proxy solicitation, including legal fees, mailing and other expenses incurred in connection with the preparation of this Proxy Statement and Information Circular, is estimated to be approximately $47,000.

APPOINTMENT OF PROXYHOLDER

The persons named as proxyholder in the accompanying form of proxy were designated by the management of the Company (the "Management Proxyholders").  A shareholder of the Company (a “Shareholder”) desiring to appoint some other person (an "Alternate Proxyholder") to represent him at the Meeting may do so by inserting such other person's name in the space indicated or by completing another proper form of proxy.  A person appointed as proxyholder need not be a Shareholder of the Company.  All completed proxy forms must be deposited with Parks America not less than forty-eight (48) hours, excluding Saturdays, Sundays, and holidays, before the time of the Meeting or any adjournment of it unless the chairman of the Meeting elects to exercise his discretion to accept proxies received subsequently.

EXERCISE OF DISCRETION BY PROXYHOLDER

The proxyholder will vote for or against or withhold from voting the shares, as directed by a Shareholder on the proxy, on any ballot that may be called for.  In the absence of any such direction, the Management Proxyholder will vote in favor of matters described in the proxy.

The enclosed form of proxy confers discretionary authority upon the proxyholder with respect to amendments or variations to matters identified in the attached Notice of Meeting and other matters which may properly come before the Meeting.  At present, Management of the Company knows of no such amendments, variations or other matters.

PROXY VOTING

Registered Shareholders

If you are a registered Shareholder, you may wish to vote by proxy whether or not you attend the Meeting in person.  If you submit a proxy, you must complete, date and sign the Proxy, and then return it to our Transfer Agent who is tabulating the vote, by mail or by hand delivery at OTC Stock Transfer, Inc., 231 East 2100 South, Salt Lake City, Utah 84115 not less than 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting or the adjournment thereof at which the Proxy is to be used.

Beneficial Shareholders

The following information is of significance to Shareholders who do not hold Shares in their own name.  Beneficial Shareholders should note that the only proxies that can be recognized and acted upon at the Meeting are those deposited by registered Shareholders (those whose names appear in the records of the Company as the registered holders of Shares).

Intermediaries are required to seek voting instructions from Beneficial Shareholders in advance of Shareholders' meetings.  Every intermediary has its own mailing procedures and provides its own return instructions to clients.

If you are a Beneficial Shareholder:

You should carefully follow the instructions of your broker or intermediary in order to ensure that your shares are voted at the Meeting.

The form of proxy supplied to you by your broker will be similar to the Proxy provided to registered Shareholders by the Company.  However, its purpose is limited to instructing the intermediary on how to vote on your behalf.  Most brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc.  (“Broadridge”) in the United States and in Canada.  Broadridge mails a voting instruction form in lieu of a Proxy provided by the Company.  The voting instruction form will name the same persons as the Company's Proxy to represent you at the Meeting.  You have the right to appoint a person (who need not be a beneficial Shareholder of the Company), other than the person(s) designated in the voting instruction form, to represent you at the Meeting.  To exercise this right, you should insert the name of the desired representative in the blank space provided in the voting instruction form.  The completed voting instruction form must then be returned to Broadridge by mail or facsimile or given to Broadridge by phone or over the internet, in accordance with   Broadridge’s instructions.  Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Shares to be represented at the Meeting.  If you receive a voting instruction form from Broadridge, you cannot use it to vote Shares directly at the Meeting.  The voting instruction form must be completed and returned to Broadridge, in accordance with its instructions, well in advance of the Meeting in order to have the Shares voted.

Although as a Beneficial Shareholder you may not be recognized directly at the Meeting for the purposes of voting Shares registered in the name of your broker, you, or a person designated by you, may attend the Meeting as proxyholder for your broker and vote your Shares in that capacity.  If you wish to attend the Meeting and indirectly vote your Shares as proxyholder for your broker, or have a person designated by you do so, you should enter your own name, or the name of the person you wish to designate, in the blank space on the voting instruction form provided to you and return the same to your broker in accordance with the instructions provided by such broker, well in advance of the Meeting.

Alternatively, you can request in writing that your broker send you a legal proxy which would enable you, or a person designated by you, to attend at the Meeting and vote your Shares.

IF YOU DO NOT GIVE INSTRUCTIONS TO YOUR BROKER OR OTHER NOMINEE, YOUR SHARES MAY NOT BE VOTED OR THEY MAY BE VOTED WITHOUT YOUR DIRECTION.

REVOCATION OF PROXIES

In addition to revocation in any other manner permitted by law, a registered Shareholder who has given a proxy may revoke it by:

(a)

Executing a proxy bearing a later date or by executing a valid notice of revocation, either of the foregoing to be executed by the registered Shareholder or the registered Shareholder’s authorized attorney in writing or, if the Shareholder is a corporation, under its corporate seal by an officer or attorney duly authorized, and by delivering the proxy bearing a later date to the Company at any time up to and including the last business day that precedes the day of the Meeting or, if the Meeting is adjourned, the last business day that precedes any reconvening thereof, or to the chairman of the Meeting on the day of the Meeting or any reconvening thereof, or in any other manner provided by law, or

(b)

Personally attending the meeting and voting the registered Shareholders’ shares. A revocation of a proxy will not affect a matter on which a vote is taken before the revocation.

VOTING PROCEDURE

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders.  Any number of Shareholders, even if less than a quorum may adjourn the meeting without further notice until a quorum is obtained.  Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker does not exercise discretion to vote those shares on a particular matter.  Abstentions and broker non-votes will be included in determining the presence of a quorum at the Meeting.  However, an abstention or broker non-vote will not have any effect on the outcome for the election of directors.

Shares for which proxy cards are properly executed and returned will be voted at the Meeting in accordance with the directions noted thereon or, in the absence of directions, will be voted: (1) "FOR" the election of each of the nominees to the board of directors named on the following page and (2) "FOR" the resolution to ratify the appointment of Silberstein Ungar, PLLC as independent auditors of the Company for the financial year ending December 26, 2010.  It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Meeting.  If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their discretion with respect to such matters.

PROPOSAL 1

ELECTION OF DIRECTORS

The board of directors proposes that the following seven (7) nominees be elected as directors at the Shareholders Meeting, each of whom will hold office until the expiration of their term or until his or her successor shall have been duly appointed or elected and qualified:

Unless otherwise instructed, it is the intention of the persons named as proxies on the accompanying proxy card to vote shares represented by properly executed proxies for the election of such nominees.  Although the board of directors anticipates that the seven (7) nominees will be available to serve as directors of Parks America, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the board of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH NOMINEE.

The following table provides information regarding our current directors, each of whom is a nominee for re-election to our Board, and the Board of Director’s nominee, Mr. Charles Kohnen.

Name	Age	Position with the Company	Position Held Since

Dale Van Voorhis	68	Chief Operating Officer and Director	March, 2009
Jon Laria	50	Chief Financial Officer and Director	March, 2009
James Meikle	69	Director	May, 2006
Jeff Lococo	53	Director	May, 2006
Tristan Pico	63	CEO and Director	March 2006
Christopher Eastland	37	Director	May, 2006
Charles Kohnen	43	Nominee	N/A

The individual experiences, qualifications, attributes and skills of our current directors and the director nominee relevant to serving on our Board are set forth below.

Tristan R. Pico

Tristan R. Pico was appointed as our Chief Executive Officer on March 28, 2009.  He has been a director of the Company since March, 2006 and Secretary since October, 2006.  Since 1994, Mr. Pico is a lawyer and a partner in Pico & Associates, a tort litigation firm specializing in construction litigation and product liability matters.  Since 1994, Mr. Pico also has served as a pro bono mediator and arbitrator at the Los Angeles Superior Court.  Mr. Pico is a member of the Consumer Attorneys Association of Los Angeles and of the Consumer Attorneys Association of California.  Mr. Pico holds a Bachelor of Arts degree from Brigham Young University and a Juris Doctor degree from the University of Southern California’s Gould School of Law.  Mr. Pico is 63 years old.

Dale Van Voorhis

Mr. Van Voorhis has over forty years of experience in the amusement / entertainment industry.  Mr. Van Voorhis previously served as a Director of the Company from December, 2003 through December, 2006.  During his previous tenure with the Company, Mr. Van Voorhis served on the Company’s Audit Committee as Chairman and Financial Expert.  Mr. Van Voorhis was re-appointed to our board of directors on March 13, 2009, and was appointed as our Chief Operating Officer on March 28, 2009.  Prior to his joining the Company, Mr. Van Voorhis was President and CEO of Funtime Parks Inc. from 1982 until 1994. Funtime Parks owned and operated three amusement parks in New York and Ohio that generated total attendance of 2.6 million visitors in 1993.  Mr. Van Voorhis is 68 years old.

James Meikle

Mr. Meikle has been a Director of the Company since May, 2006.  He also is President of our subsidiaries, Wild Animal Safari, Inc., and Wild Animal, Inc.  Since 1994, Mr. Meikle also has served as Vice President of Amusement Business Consultants, Inc., an entertainment industry consulting company based in Ohio.  From 1994 to 2003, Mr. Meikle was the owner of Turk-Meikle Construction, Inc., a general contracting business in Ohio.  Mr. Meikle has worked in the amusement / entertainment industry for over 45 years in various management operations positions at Cedar Point, Inc. and Funtime Parks, Inc.  Mr. Meikle is 69 years old.

Jeffrey Lococo

Mr. Lococo has been a Director of Parks! America, Inc. since May, 2006.  In 2000, Mr. Lococo joined Great Wolf Resorts Inc. as General Manager of Great Wolf Lodge Sandusky, Ohio.  In 2005, Mr. Lococo was appointed Corporate Vice President of Resort Operations for all Great Wolf Lodge Resorts.  In this capacity, he was responsible for overseeing seven properties.  Mr. Lococo has over twenty-five years of experience in the entertainment and hospitality industry.  Mr. Lococo is 53 years old.

Christopher Eastland

Mr. Eastland has been a Director of the Company since May, 2006.  Mr. Eastland is currently a Partner of Seidler Equity Partners, a private equity investment firm based in Los Angeles, California.  He is involved in all firm investment activities, including deal sourcing, transaction structuring and negotiating and monitoring of portfolio investments.  Prior to joining Seidler Equity Partners in early 2004, Mr. Eastland was a transactional attorney at the law firm, O’Melveny & Myers LLP from 1999 to 2004.  His practice focused principally on mergers and acquisitions and private equity investment, as well as representation of public and private companies in commercial transactions.  Mr. Eastland received a B.S. in business administration and entrepreneurial studies from the University of Southern California and a J.D. from the University of Southern California and is a member of the State Bar of California.  Mr. Eastland is 37 years old.

Jon Laria, CPA

Mr. Laria was appointed as the Company’s Chief Financial Officer in April of 2009 and as a member of its Board of Directors in June of 2009.  Mr. Laria was Chief Financial Officer for twelve years at World Harvest, a global non-profit organization which operated ten different divisions and employed 350 staff.  Mr. Laria was previously a senior manager at Ryder System, Inc. for eight years, a $6 billion transportation services and logistics company, were he was responsible for managing $3.7 billion in assets in North America for his last three years there.  He also served as the head of several centralized accounting and analysis functions for three years and was also the Financial Reporting Manager for two years.  Mr. Laria was an Audit Manager for Arthur Andersen in the Columbus, Ohio office.  His clients at Arthur Andersen were primarily public companies.  Mr. Laria is 50 years old.

Charles Kohnen

Mr. Kohnen has a diverse business background including experience with planning and executing management strategies for turnaround companies.  From 1998 to 2006 he was Managing Partner of Kohnen Realty Co., a real estate and stock investment company that he co-founded, where he was responsible for all aspects of the business including the coordination of all legal, accounting and buyout issues.  Currently, Mr. Kohnen serves as a Managing Board Member of Teller’s of Hyde Park, Ltd., a privately held restaurant located in Cincinnati, Ohio.  Mr. Kohnen also serves on the Boards of two non-profit organizations and earned a Bachelor of Science degree in General Business from Miami University in Oxford, Ohio.  Mr. Kohnen is 43 years old.

Involvement in Certain Legal Proceedings

During the past ten years none of the following events have occurred with respect to any of our directors or executive officers or any of the persons nominated by our board to become a director of the Company.

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.

Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

Engaging in any type of business practice; or

iii.

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

5.

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

There are no family relationships among any of the existing directors or executive officers of Parks. Larry Eastland, the Company’s former CEO and Director is the father of Christopher Eastland.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

During the fiscal year ended December 27, 2009, the board of directors held thirteen directors’ meetings. All other matters which required board approval were consented to in writing by all of the Company’s directors.

Audit Committee

The members of the Audit Committee have been appointed by the Board of Directors.  The Audit Committee was formed in April of 2009 and is comprised of Chris Eastland, Jeff Lococo and James Meikle. One meeting of the Audit Committee was held during the year ended December 27, 2009.

The Audit Committee meets with management and our external auditors to review matters affecting our financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans.  The Audit Committee reviews our significant financial risks, is involved in the appointment of senior financial executives, and annually reviews our insurance coverage and any off–balance sheet transactions.

Compensation Committee

Our Compensation Committee determines matters pertaining to the compensation and expense reporting of certain of our executive officers, and administers our stock option, incentive compensation, and employee stock purchase plans. Tristan R. Pico is the Chairman of our Compensation Committee.  The Compensation Committee is composed of the following members:

Tristan Pico, Chairman

Jeff Lococo

Christopher Eastland

The Compensation Committee held no meetings during the fiscal year ended December 27, 2009.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of the Record Date by the current Management, Directors and proposed nominees for election as a director of the Company:

Name of Beneficial Owner	Number of Shares Owned	Percent	Title
Tristan Pico	1,050,000	1.43%	CEO, Secretary and Director
Dale Van Voorhis	11,775,000	16.0%	COO and Director
Jon Laria	525,000	0.7%	CFO
James Meikle	1,825,000	2.6%	Director
Christopher Eastland	250,000	0.34%	Director
Jeffrey Lococo	50,000	0.006%	Director
Charles Kohnen	12,120,000	16.4%	Nominee

If Mr. Kohnen is elected as a director, and the other members of the slate of nominees nominated by the Company’s board are also elected as directors, management and the directors as a group would own 37.5% of the issued and outstanding shares of Parks America.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth certain information relating to the ownership of common stock by (i) each person known by us be the beneficial owner of more than five percent of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our nominees to be elected, (iv) each of our named executive officers, and (v) all of our executive officers and directors as a group. Unless otherwise indicated, the information relates to these persons, beneficial ownership as of the record date.  Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each person has the sole voting and investment power with respect to the shares owned. Unless otherwise indicated, the address of each beneficial owner is care of Parks! America, Inc., 1300 Oak Grove Road, Pine Mountain, GA 31822, unless otherwise set forth below that person's name.

Name of Beneficial Owner	Number of Shares Owned	Percent (2)	Title
Tristan Pico	1,050,000	1.4%	CEO, Secretary and Director
Dale Van Voorhis	11,775,000	16.0%	COO and Director
Jon Laria	525,000	0.7%	CFO
James Meikle	1,825,000	2.6%	Director
Christopher Eastland	250,000	0.34%	Director
Jeffrey Lococo	50,000	0.006%	Director
Charles Kohnen	12,120,000	16.4%	Nominee
EDLA FLP (1) 12679 Promontory Road Los Angeles, CA 90049	10,020,000	13.6%
Larry L. Eastland (1) 12679 Promontory Road Los Angeles, CA 90049	139,000	0.2%	Former Director and CEO and member of Eastland Group

(1)

Mr. Eastland resigned as Chairman of the Board of Directors and Chief Executive Officer on March 28, 2009. Mr. Eastland is the general partner and control person of EDLA family limited partnership. Mr. Eastland is also the father of Christopher Eastland, a member of our Board of Directors.

(2)

Based upon 73,606,537  shares of common stock issued and outstanding as of the record date, assuming except that shares of common stock underlying options or warrants exercisable within 60 days of the date hereof are deemed to be outstanding.

Under Rule 13d-3 under the Exchange Act, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by that person (and only that person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table may not necessarily reflect the person's actual ownership with respect to the number of shares of our common stock actually outstanding a of the record date.  The Company has not outstanding warrants or stock options.  The Company has committed to issuing stock options to each of Dale Van Voorhis, James Meikle and Tristan Pico in the event that a stock option plan is approved by the shareholders of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Directors, executive officers and greater than 10% Shareholders are required by SEC regulation to furnish Parks America with copies of all Section 16(a) reports they file.  To the best of the Company’s knowledge, based solely on a review of the Section 16(a) reports and written statements from its executive officers and directors, the Company believes that during and with respect to  fiscal year ended December 27, 2009 all required reports were filed on a timely basis.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as disclosed herein, no Person has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in matters to be acted upon at the Meeting.  For the purpose of this paragraph, “Person” shall include each person: (a) who has been a director, senior officer or insider of the Company at any time since the commencement of the Company’s last fiscal year; (b) who is a nominee for election as a director of the Company; or (c) who is an associate or affiliate of a person included in subparagraphs (a) or (b).

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation paid to our principal executive officer, principal financial officer, and our highest paid executive officer, all of whose total annual salary and bonus for the years ended December 27, 2009, December 31, 2008 and December 31, 2007 exceeded $100,000.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Tristan Pico	2009	$61,250(1)	--	$10,500	--	--	--	--	$71,750
President	2008	--	--	--	--	--	--	--	--
	2007	--	--	$2,000	--	--	--	--	--

James Meikle	2009	$120,000	--	$500	--	--	--	--	$120,500
President Wild Animal	2008	$110,833	--	--	--	--	--	--	--
Safari, Inc. and Wild	2007	$80,000	--	$2,000	--	--	--	--	--
Animal Inc., Director of the Company

Dale Van Voorhis	2009	$53,812	--	$250	--	--	--	--	$54,062
Chief Operating	2008	$68,667	--	--	--	--	--	--	$68,667
Officer	2007	$40,700	--	--	--	--	--	--	$40,700

Jon Laria	2009	$38,750	--	$5,250	--	--	--	--	$44,000
Chief Financial	2008	--	--	--	--	--	--	--	--
Officer	2007	--	--	--	--	--	--	--	--

FORMER OFFICERS Larry Eastland	2009	$127,503	--	--	--	--	--	--	--
President and Chief	2008	$153,833	--	--	--	--	--	--	--
Executive Officer (2)	2007	$120,000	--	$804,000(3)	--	--	--	--	--

Richard Jackson (4)	2009	$45,000	--	--	--	--	--	--	--
Chief Financial	2008	$60,833	--	--	--	--	--	--	--
Officer	2007	--	--	$2,000	--	--	--	--	--

(1)

Mr. Pico received $17,000 of this amount as a consulting fee.

(2)

Mr. Eastland resigned from the Company on March 28, 2009.

(3)

Represents 5,025,000 shares of common stock valued at $0.16 per share.

(4)

Mr. Jackson resigned as Director and as Chief Financial Officer on March 28, 2009.

Dale Van Voorhis, James Meikle, Jon Laria and Tristan Pico each agreed to defer half of their salary payable in the fourth quarter of 2009 in order to conserve cash.  The deferred portion of such salary was then paid in May, 2010.

(b)

Long Term Incentive Plan (LTIP Awards)

The Company does not have a long term incentive plan, pursuant to which cash or non-cash compensation intended to serve as an incentive for performance (whereby performance is measured by reference to financial performance or the price of the Company’s securities), was paid or distributed to any executive officers during the three most recent completed years.

(c)

Options and Stock Appreciation Rights (SARs)

A Stock Option and Award Plan (the “Plan”) providing for incentive stock options and performance bonus awards for executives, employees, and directors was approved by our Board of Directors on February 1, 2005.  The Plan sets aside five million (5,000,000) shares for award of stock options, including qualified incentive stock options and performance stock bonuses.  To date, no grants or awards have been made pursuant to the Plan.  The plan has not been approved by shareholders of the Company and no stock options have been issued.

(d)

Compensation of Directors

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made in the year ended December 27, 2009. The table below reflects shares issued to directors in 2009.

Name	Fees Earned or Paid in Cash	Stock Awards Shares/	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)		($)	($)
		0
Larry Eastland (1)	$127,503	--	--	--	--	--	$127,503

Richard Jackson (2)	$45,000	--	--	--	--	--	$45,000

Jane Klosterman (3)	--	25,000	--	--	--	--	$250

Dale Van Voorhis (4)	$53,812	25,000 shares $250	--	--	--	--	$54,062

Tristan Pico (5)	$61,250	1,050,000 shares $10,500	--	--	--		$71,750

Christopher Eastland (5)	--	50,000 $500	--	--	--	--	$500

James Meikle (5)	$120,000	50,000 shares $500	--	--	--	--	$120,500

Jon Laria	$38,750	525,000 shares $5,250	--	--	--	--	$44,000

Jeff Lococo (5)	--	50,000 shares $500	--	--	--	--	$500

(1)

Mr. Eastland resigned as Chairman and Chief Executive Officer of the Company on March 28, 2009.

(2)

Mr. Jackson resigned as a member of the board of directors and as Chief Financial Officer of the Company on March 28, 2009.

(3)

Ms. Klosterman resigned as a member of the board of directors of the Company on March 28, 2009.

(4)

Mr. Van Voorhis was appointed to the Company’s board of directors on March 13, 2009.

(5)

The stock awards were for two years of service (2008 and 2009) and were awarded in 2009.

We do not pay directors cash compensation for their service as directors.  Each director is awarded an annual grant of 25,000 shares of our common stock for their service to the Company.

Other Arrangements

None

Indebtedness of Directors and Executive Officers

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others

During the second quarter of 2009, the Board approved separate employment agreements with three officers which provided for annual salaries in the aggregate of $195,000, as compensation for the part-time employment of the officers retroactive to June 1, 2009.  Each agreement has a five-year term.  Pursuant to such agreements, Jon Laria, the Company’s Chief Financial Officer, receives $38,750 per year, Dale Van Voorhis, the Company’s Chief Operating Officer, receives $53,812 per year and Tristan Pico, the Company’s Chief Executive Officer receives $61,250 per year.

Mr. Meikle receives $120,000 per year pursuant to an employment agreement entered into as of April, 2008.

The employment agreements with Mr. Van Voorhis, Mr. Meikle and Mr. Pico provide for additional severance compensation for the term of the contract if: (i) the agreement is terminated by the Company without cause (as defined therein) or (ii) the agreement terminated by the executive following a change in control (as defined therein).  Upon the happening of such event, Mr. Van Voorhis would receive $225,000, Mr. Meikle would receive $180,000 and Mr. Pico would receive $210,000.  These agreements also entitle Messr. Meikle, Pico and Van Voorhis to participate in stock option plans if and when a stock option plan is approved by shareholders. The additional severance compensation totals $615,000.

Prior to being employed by the Company, Mr. Pico received $17,500 for consulting services in 2009.  Mr. Pico also received one million shares of the Company’s common stock as a bonus when he agreed to become CEO of the Company.

Mr. Laria received 500,000 shares of stock of the Company as a signing bonus when he formalized his role as Chief Financial Officer of the Company in June of 2009.

The salaries of all officers are reviewed annually by the Compensation Committee.

Litigation with Larry Eastland

Effective March 28, 2009, Larry Eastland resigned as Chief Executive Officer and Chairman and a member of the Board of Directors of the Company.  In connection with his resignation, the Company entered into a mutual release with Mr. Eastland and also agreed to a severance package under which Mr. Eastland shall receive his base salary for a period of six months. The Company and Mr. Eastland agreed to mutually forgive all other amounts owed to each other. As of that date, the Company owed LEA Management, Mr. Eastland’s affiliated company, $194,366 and LEA Management owed the Company $62,500 for services provided by its Park Staffing Services subsidiary.

In connection with the resignation of Larry Eastland as Chief Executive Officer and Chairman of the Board of Directors Larry Eastland entered into an Acknowledgement and Resignation, Severance Agreement and General Mutual Release with the Company on behalf of himself, EDLA Family LLC and LEA Capital Advisors, LLC (together, the “Eastland Group”) effective  as of March 24, 2009 (the “Release”). Under the terms of the Release Parks America agreed to pay Mr. Eastland and aggregate of $85,000 as severance, payable in six equal monthly installments. Also, Parks America and the Eastland Group agreed to mutually discharge and indemnify the other in connection with an existing or future claim that may arise in connection with the Eastland Group’s affiliation with the Company during the 15 years preceding the date of the Release. The Release also contained a mutual non-disparage and non-disclosure provisions.

On June 25, 2009, a group led by Larry L. Eastland, the Company’s former President and CEO for approximately six years, filed with the SEC preliminary proxy materials expressing their intention to take control of the Company by electing a slate of directors at a shareholders meeting. In addition to Larry L. Eastland, the group consisted of EDLA Family Limited Partnership (controlled by Larry L. Eastland), Jay Pitlake, Queenie Lai, Roderick D. Davies, Michael Lempres and Jack Klosterman. This group amended their preliminary proxy materials on July 6, 2009.

On September 10, 2009, an expanded group led by Larry L. Eastland filed with the SEC a Consent Solicitation Statement.  This group consisted of Larry L. Eastland, EDLA Family Limited Partnership, Jay Pitlake, Jack Klosterman, Ben Smith, Jay Goldman, Richard Jackson, Robert O’Brien, Queenie Lai, Michael Lempres, Roderick Davis, Mark D. Stubbs, Bart Marcois, Jonathan Wing Lock So and Richard Nguyen Huu Nam (the “Eastland Group”). While this Consent Solicitation Statement did not explicitly state an intention to gain control of the Company, the proposal to shareholders was to expand the size of the board of directors and elect new additional directors who would outnumber the existing group. In a subsequent joint filing on Schedule 13D on September 21, 2009, the EDLA Family Limited Partnership, Larry Eastland, Jay Pitlake, Jack Klosterman, Ben Smith, Jay Goldman, Richard Jackson, Robert O’Brien and Mark D. Stubbs stated that their filing of a Consent Solicitation Statement “will have the effect of replacing the current board of directors and changing control of the Issuer.”

The Company responded by commencing a lawsuit against the Eastland Group in the Nevada District Court in Clark County, Nevada seeking to enjoin the Consent Solicitation Statement of the Eastland Group on the grounds that: (i) the expansion of the size of the board of directors called for in the Consent Solicitation Statement violated the Company’s Articles of Incorporation, (ii) the Company’s By-Laws require that directors be elected at an meeting of shareholders and (iii) Larry L. Eastland violated his Severance Agreement with the Company by not turning over material corporate records in his possession and was wrongfully using such records to conduct the consent solicitation.  On September 25, 2009, the Court issued a Temporary Restraining Order enjoining any actions by the Eastland Group in furtherance of the Consent Solicitation Statement and restraining the Eastland Group from making any further filings with the SEC.  On October 23, 2009, the Eastland Group and the Company stipulated to an Order extending such Temporary Restraining Order for 60 days.  The Temporary Restraining Order was not formally dissolved, however, until May 17, 2010.

As of June 15, 2010, the Nevada District Court issued a Preliminary Injunction Order dissolving the Temporary Restraining Order and issuing a Preliminary Injunction against the Eastland Group that (i) enjoined them from taking any further action in furtherance of their consent solicitation, (ii) enjoined them from filing with the SEC documents that violate the Company’s Article of Incorporation, as amended, its by-laws and the Nevada Revised Statutes in regard to removing or replacing the board of directors of the Company and (iii) requiring that the Eastland Group and the Company submit to each other all information they have in regard to the actual stockholders of the Company, including the identity of stockholders whose shares are held by registries or other parties.

Except as described above, we are not a party to any pending legal proceeding, nor is our property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of our business. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors appointed Silberstein Ungar, PLLC as independent auditors to audit the financial statements of the Company for the fiscal year ended December 26, 2010 and until the next meeting of Shareholders.

Audit Fees:  The Company paid to Silberstein Ungar, PLLC audit and audit related fees of approximately $52,500 in 2009.  The Company paid Madsen and Associates $20,000 in audit fees in 2008.

Although the appointment of Auditors is not required to be submitted to a vote of the Shareholders, the board of directors believes it appropriate as a matter of policy to request that the Shareholders ratify the appointment of the independent public accountant for the fiscal year ending December 26, 2010.  In the event a majority of the votes cast at the meeting are not voted in favor of ratification, the adverse vote will be considered as a direction to the board of directors of Parks! to select other auditors for the fiscal year ending December 26, 2010.

THE BOARD OF DIRECTORS RECOMMENDS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF  UNGAR SILBERSTEIN, PPLC AS PARKS AMERICA’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 26, 2010.

OTHER MATTERS

Parks America knows of no other matters that are likely to be brought before the Meeting.  If, however, other matters not presently known or determined properly come before the Meeting, the persons named as proxies in the enclosed proxy card or their substitutes will vote such proxy in accordance with their discretion with respect to such matters.

PROPOSALS OF SHAREHOLDERS

Proposals of Shareholders intended to be presented at the Company’s 2011 Shareholders Meeting of Shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by the Company no later than August 24, 2011 (120 days before the anniversary date of this proxy statement) in order to be included in the proxy statement and form of proxy relating to that meeting. All shareholder proposals should be sent to:

Parks! America, Inc.

1300 Oak Grove Road

Pine Mountain, Georgia 31822

Attn: Dale Van Voorhis

Proposals must comply with SEC proxy rules relating to shareholder proposals and Nevada corporate law in order to be included in Company proxy materials.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Tristan Pico

Tristan Pico

Chief Executive Officer

PARKS! AMERICA, INC.

PROXY FOR MEETING OF SHAREHOLDERS

TO BE HELD October 19, 2010, 2010

The undersigned, revoking prior proxies, hereby appoints Dale Van Voorhis and James Meikle, or failing either of them, _______________ Proxies with several powers of substitution, to vote all of the shares of stock of Parks! America, Inc. owned by the undersigned and entitled to vote at the Meeting of Shareholders of Parks! America, Inc. to be held at 124 Jumble Drive, Strafford, MO 65757 at 10:00 A.M., Central Time on October 19, 2010, and at any adjournment or postponement thereof, upon the following matters as described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned Shareholder.  If no direction is given on these proposals, this proxy card will be voted “FOR” Item 1 and “FOR” Item 2 and will be voted in accordance with the proxy’s best judgment as to any other matters.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE PROPOSALS, AS MORE FULLY DESCRIBED IN THE PROXY STATEMENT.

Please sign this proxy exactly as your name or names appears hereon.  Joint owners should each sign personally.  Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.  If a corporation, this signature should be that of an authorized officer who should state his or her title.

________________________________________________

Print Name(s)

________________________________________________

Signature

________________________________________________

Signature of joint owner, if any

Date: ____________________________________________

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example [x]

ITEM 1

To Elect Board Members:  To withhold authority to vote for any individual nominee(s) mark the “for All Except and write the nominee number(s) on the line provided

1. Tristan Pico	2. Dale Van Voorhis	3. Jeffrey Lococo
4 Jon Laria	5. Christopher Eastland	6. James Meikle
7. Charles Kohnen

.	.	.
FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT ________________________________________

ITEM 2

To approve Silberstein Ungar PLLC as the independent auditors of the Company for the financial year ending December 26, 2010.

.	.	.
FOR	WITHHOLD	ABSTAIN

PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Notes:

1.

Shareholders may vote at the Meeting either in person or by proxy. A proxy should be dated and signed by the Shareholder or by the Shareholder’s attorney authorized in writing. If not dated, this proxy shall be deemed to bear the date on which it was mailed by the management of the Company.

2.

You have the right to appoint a person other than as designated herein to represent you at the Meeting either by striking out the names of the persons designated above and inserting such person’s name in the blank space provided or by completing another proper form of proxy and, in either case, delivering the completed proxy to OTC Stock Transfer, Inc., 231 East 2100 South, Salt Lake City, Utah 84115 in the envelope provided.

3.

The common shares represented by this proxy will be voted in accordance with the instructions of the Shareholder on any ballot that may be called for. In the absence of direction, this proxy will be voted for each of the matters referred to herein.

4.

A completed proxy must be delivered to OTC Stock Transfer, Inc., 231 East 2100 South, Salt Lake City, Utah 84115 not less than forty-eight (48) hours, excluding Saturdays, Sundays, and holidays, prior to the time of the meeting or the time of any adjournment or postponement thereof.